EXHIBIT 4.1(f)
                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                         DESIGN DEVELOPMENT INCORPORATED

                           (a California corporation)

                                      into

                                 METRO-TEL CORP.
                            (a Delaware corporation)

It is hereby certified that:

         1.  METRO-TEL   CORP   (hereinafter   sometimes   referred  to  as  the
"Corporation") is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of stock of DESIGN DEVELOPMENT INCORPORATED, which is a business corporation of the State of California.

         3. The laws of the jurisdiction of organization of DESIGN DEVELOPMENT INCORPORATED permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

         4. The Corporation hereby merges DESIGN DEVELOPMENT INCORPORATED into the Corporation.

         5. The following is a copy of the resolutions adopted on June 7, 1988 by the Board of Directors of the Corporation to merge the said DESIGN DEVELOPMENT INCORPORATED into the Corporation:

                                    RESOLVED,     that    DESIGN     DEVELOPMENT
                           INCORPORATED be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of DESIGN DEVELOPMENT INCORPORATED be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by DESIGN DEVELOPMENT INCORPORATED in its name;

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                                    RESOLVED,  that this Corporation  assume all
                           of   the    obligations    of   DESIGN    DEVELOPMENT
                           INCORPORATED;

                                    RESOLVED,  that this Corporation shall cause
                           to  be  executed  and  filed   and/or   recorded  the
                           documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of DESIGN DEVELOPMENT INCORPORATED and of this Corporation and in any other appropriate jurisdiction;

                                    RESOLVED,  that  the  effective  time of the
                           Certificate of Ownership and Merger setting forth a copy of these resolutions shall be June 30, 1988, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective Merger time.

Executed on June 7, 1988.


                                        METRO-TEL CORP.


                                        By:/s/ Vernerando J. Indelicato
                                               ---------------------------------
                                               Vernerando J. Indelicato,
                                               President


Attest:

/s/Lloyd Frank
-----------------------
Lloyd Frank, Secretary

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